Registration No. 333-128630

Registration No. 333-128632

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-128630

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO.  333-128632

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

TRX, INC.

(Name of Registrant as specified in its charter)

Georgia	58-2502748
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2970 Clairmont Road, Suite 300

Atlanta, Georgia 30329

(404) 929-6100

(Address and telephone number of principal executive offices and principal place of business)

TRX, Inc. Employee Stock Purchase Plan

TRX, Inc. Omnibus Incentive Plan

(Full Title of the Plans)

David D. Cathcart

Chief Executive Officer

TRX, Inc.

2970 Clairmont Road, Suite 300

Atlanta, Georgia 30329

(404) 929-6100

(Name address and telephone number of agent for service)

Copies to:

Jeffrey K. Haidet, Esq.

McKenna Long & Aldridge LLP

303 Peachtree Street

Atlanta, Georgia 30308

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if smaller reporting company)	Smaller reporting company	☒

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to Registration Statements on Form S-8 (File No. 333-128630; File No. 333-128632), is being filed to deregister unsold securities under the Registration Statements.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments No. 1 to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on the date indicated below.

TRX, INC.
(Registrant)

Date: January 9, 2013	By:	/s/ David D. Cathcart
David D. Cathcart President, Chief Executive Officer, Chief Financial Officer and Treasurer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ David D. Cathcart	Chief Executive Officer and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)	January 9, 2013
David D. Cathcart

/s/ Norwood H. (“Trip”) Davis, III	Chairman of the Board and Director	January 9, 2013
Norwood H. (“Trip”) Davis, III

/s/ Johan G. Drechsel	Director	January 9, 2013
Johan G. Drechsel

/s/ Mark R. Bell	Director	January 9, 2013
Mark R. Bell

/s/ John F. Davis, III	Director	January 9, 2013
John F. Davis, III

/s/ John A. Fentener van Vlissingen	Director	January 9, 2013
John A. Fentener van Vlissingen

/s/ William A. Clement, Jr.	Director	January 9, 2013
William A. Clement, Jr.

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